UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 14, 2025

ALKERMES PUBLIC LIMITED COMPANY

(Exact name of registrant as specified in its charter)

Ireland	001-35299	98-1007018
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Connaught House, 1 Burlington Road
Dublin 4, Ireland D04 C5Y6
(Address of principal executive offices)

Registrant's telephone number, including area code: + 353-1-772-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, $0.01 par value	ALKS	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Alkermes plc (the “Company”) is saddened to announce the passing of Iain M. Brown, the Company’s Chief Financial Officer, on April 14, 2025, after a courageous battle with cancer. Mr. Brown had been on medical leave from the Company since February 2024.

Mr. Brown was a valuable, trusted and respected leader and had a profound impact on the Company. The Company’s board of directors and management express their deepest gratitude to Mr. Brown for his 22 years of dedicated service to the Company, and their sincere condolences to his family and loved ones and to all those who had the good fortune to know him and work with him.

As previously disclosed, as of February 1, 2024, Blair C. Jackson, Executive Vice President, Chief Operating Officer of Alkermes, Inc., a wholly-owned subsidiary of the Company, and Samuel J. Parisi, Vice President, Finance of Alkermes, Inc., were designated interim principal financial officer of the Company and interim principal accounting officer of the Company, respectively. Mr. Jackson and Mr. Parisi will continue to serve in these interim roles during the Company’s search for a successor to Mr. Brown as Chief Financial Officer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALKERMES PLC

Date: April 16, 2025	By:	/s/ David J. Gaffin
David J. Gaffin
Secretary